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                                                               Exhibit (e)(4)(v)
                                  SCHEDULE A-8

                         EATON VANCE MUTUAL FUNDS TRUST
                             DISTRIBUTION AGREEMENT
                           EFFECTIVE: AUGUST 14, 2000


                                      Sales Commissions On
Name Of Fund Adopting This Plan         Class B Shares        Prior Agreements
-------------------------------         --------------        ----------------

Eaton Vance Floating-Rate Fund              6.25%                   N/A